Exhibit 23.1

Registered with the Public Company

Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

VolitionRX LTD

As independent registered public accountants, we hereby consent to the use of our report dated March 27, 2014 with respect to the financial statements of VolitionRX LTD, in its registration statement on Form S-1 relating to the registration of 3,060,725 shares of common stock.  We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ SADLER, GIBB AND ASSOCIATES, LLC

Salt Lake City, UT

April 9, 2014